NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE FORM AND SUBSTANCE OF WHICH IS ACCEPTABLE TO THE ISSUER.


                       MERRIMAN CURHAN FORD GROUP, INC.

                         COMMON STOCK PURCHASE WARRANT

Warrant No. C-009                                             1,162,791 Shares

                      Original Issue Date: July 31, 2009

         THIS CERTIFIES THAT, FOR VALUE RECEIVED, First Bank & Trust as Custodian of Ronald L. Chez IRA, or its registered assigns (the "HOLDER") is entitled to purchase, on the terms and conditions hereinafter set forth, at any time in whole or in part from the Original Issue Date set forth above until 5:00 p.m., Eastern Time, on the tenth anniversary of the Original Issue Date, or if such date is not a day on which the Company (as hereinafter defined) is open for business, then the next succeeding day on which the Company is open for business (such date is the "EXPIRATION DATE"), but not thereafter, One Million One Hundred Sixty Two Thousand Seven Hundred Ninety One (1,162,791) shares of the Common Stock, $0.0001 par value per share (the "COMMON STOCK"), of MERRIMAN CURHAN FORD GROUP, INC., a Delaware corporation (the "COMPANY"), at Sixty Five Cents ($0.65) per share (the "EXERCISE PRICE"), such number of shares and Exercise Price being subject to adjustment upon the occurrence of the contingencies set forth in this Warrant. Each share of Common Stock as to which this Warrant is exercisable is a "WARRANT SHARE" and all such shares are collectively referred to as the "WARRANT SHARES."

                  Section 1.
                                    Definitions.
                                    -----------

                          (a) "Effective Date" shall mean the date on which
                               --------------
the Warrant shall be deemed to have
been exercised.

                          (b) "Initial Issuance Date" shall mean the date
                               ---------------------
first written above.

                  Section 2.  Exercise of Warrant; Conversion of Warrant.
                              ------------------------------------------

                           (a) This Warrant may, at the option of the Holder,
be exercised in whole or in part from time to time, on or before 5:00 p.m., Eastern Time, on the Expiration Date, by delivery to the Company at its principal office (i) a written notice of such Holder's election to exercise this Warrant (the "EXERCISE Notice"), which notice may be in the form of the Notice of Exercise attached hereto, properly executed and completed by the Holder or an authorized officer thereof, (ii) a check or other funds (the "FUNDS") payable to the order of the Company, in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares specified in the Exercise Notice, and (iii) this Warrant (the items specified in (i), (ii), and (iii) are collectively the "EXERCISE MATERIALS"); provided, however, that if this Warrant is not exercised in whole immediately prior to the consummation by the Company of a Change in Control Event (as defined below), then immediately following the consummation by the Company of such Change in Control Event, this Warrant will not be exercisable and shall be null and void for all purposes. Notwithstanding anything in this Warrant Agreement to the contrary, if this Warrant shall not have been exercised in full immediately prior to a Change in Control Event, then this Warrant shall be automatically exercised pursuant to Section 3 below, without further action on the part of the Holder (and the Holder hereof shall be deemed to be a holder of the Common Stock issued upon such automatic exercise), immediately prior to the Change in Control Event, unless at any time on or before such time, the Holder shall notify the Company in writing that no such automatic exercise is to occur. "Change in Control Event" shall mean (i) the acquisition of the Issuer by another entity by means of any transaction or series of related transactions to which the Issuer is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Issuer outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Issuer held by such holders prior to such transaction, at least 50% of the total voting power represented by the voting securities of the Issuer or such surviving entity outstanding immediately after such transaction or series of transactions; (b) a sale, lease or other conveyance of all or substantially all of the assets of the Issuer; or (c) any liquidation, dissolution or winding up of the Issuer, whether voluntary or involuntary.

                           (b) As promptly as practicable, and in any event
within five (5) business days after the later of (i) its receipt of the Exercise Materials and (ii) the clearing of the Funds, the Company shall execute or cause to be executed and delivered to the Holder a certificate or certificates representing the number of Warrant Shares specified in the Exercise Notice, together with cash in lieu of any fraction of a share. The stock certificate or certificates shall be registered in the name of the Holder or such other name or names as shall be designated in the Exercise Notice. The Effective Date and the date the person in whose name any certificate evidencing the Common Stock issued upon the exercise hereof is issued shall be deemed to have become the holder of record of such shares, shall be the date the Company receives the Exercise Materials, irrespective of the date of delivery of a certificate or certificates evidencing the Common Stock issued upon the exercise or conversion hereof, provided, however, that if the Exercise Materials are received by the Company on a date on which the stock transfer books of the Company are closed, the Effective Date shall be the next succeeding date on which the stock transfer books are open. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Warrantholder a new Warrant representing the right to purchase the number of shares with respect to which this Warrant shall not then have been exercised. In the event that this Warrant is exercised, in whole in connection with a Change in Control Event, the Effective Date shall be the date of the consummation by the Company of such Change in Control Event. All shares of Common Stock issued upon the exercise or conversion of this Warrant will, upon issuance, be fully paid and non-assessable and free from all taxes, liens, and charges with respect thereto.

                  Section 3.

                                    Cashless Exercise. In lieu of exercising
                                    -----------------
this Warrant pursuant to Section 2(c), the Holder may elect to receive,
                         ------------
without payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with an Exercise Notice, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                                                     Y (A - B)
                                            X=       ---------
                                                         A

Where:

X =
     The number of shares of Common Stock to be issued to the Holder pursuant to this cashless exercise;

Y =
     The number of Warrant Shares in respect of which the cashless exercise election is made;

A =
     The fair market value of one (1) share of Common Stock at the time the cashless exercise election is made; and

B =
     The Exercise Price (as adjusted to the date of the cashless exercise)

         For purposes of this Section 3, the fair market value of one (1)
                              ---------
share of Common Stock as of a particular date shall be determined as follows:
(i) if listed or quoted for
trading on a securities market or exchange, the value shall be deemed to be the average closing price of the securities on such exchange over the thirty
(30) day period ending three (3) days prior to the cashless exercise election;
(ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty
(30) day period ending three (3) days prior to the cashless exercise election; and (iii) if there is no active public market, the value shall be the fair market value thereof, as jointly determined in good faith by the Holder and the Company's Board of Directors. If the Holder and the Company's Board of Directors are unable to reach such a determination, the Holder and the Company's Board of Directors shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Holder and the Company.

                  Section 4.

                                    Adjustments to Warrant Shares;
                                    ------------------------------
Antidilution. The Exercise Price and number of Warrant Shares issuable upon
------------
exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 4.
              ---------

                           (a) Subdivisions, Combinations and Other Issuances.
                               ----------------------------------------------
If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 4(a) shall become effective at the close of
                      ------------
business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

                           (b) Reclassification, Reorganization and
                               ------------------------------------
Consolidation. In case of any reclassification, capital reorganization, or
-------------
change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 4(a)
                                                            ------------
above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price payable hereunder, provided the aggregate Exercise Price shall remain the same.

                           (c) Full Ratchet. If, after the date hereof, the
                               ------------
Company issues "ADDITIONAL SHARES OF COMMON" as defined below, at a price less than $0.43 per share: (i) the Exercise Price of this Warrant shall be reduced to1.5 times the issue price of such Additional Shares of Common; and (ii) the number of shares of Common Stock for which this Warrant is exercisable shall equal the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such reduction of the Exercise Price times a fraction (x) the numerator of which is the Exercise Price immediately prior to such reduction, and (y) the denominator of which is the reduced Exercise Price (as set forth in clause (i) immediately above). No adjustment in the Exercise Price shall be made if such adjustment would result in an Exercise Price below the higher of (A) the book value per share of Common Stock, and (B) the closing consolidated bid price per share of Common Stock, on the date hereof, or which would result in this Warrant being exercisable for shares
--
representing more than 19.9% of the Company's outstanding Common Stock, each as calculated in accordance with Nasdaq Listing Rules, unless the provisions
                                                       ------
of this Section 4(c) are first approved by the Company's stockholders in accordance with Nasdaq Listing Rules. The Company agrees to include a proposal for such approval in the proxy statement sent to stockholders in connection with the Company's next meeting of stockholders unless such inclusion is waived by Holder. No adjustment in the Exercise Price shall be made in respect of the issuance of Additional Shares of Common unless the consideration actually received per share for an Additional Share of Common issued or deemed to be issued by the Company is less than the Exercise Price in effect on the date of, and immediately prior to, such issuance. "ADDITIONAL SHARES OF COMMON" shall mean all shares of Common Stock issued or deemed to be issued by the Company after the date hereof, other than issuances or deemed issuances of:

                                    (i) shares of Common Stock issued or
issuable to officers, directors and employees of, or consultants to, the Company pursuant to stock grants, option plans, purchase plans or other employee stock incentive programs or arrangements approved by the Board of Directors, including or upon exercise of options or warrants granted to such parties pursuant to any such plan or arrangement;

                                    (ii) shares of Common Stock issued upon
the exercise or conversion of options or convertible securities outstanding as of the date hereof;

                                    (iii) shares of Common Stock issued or
issuable pursuant to any event for which adjustment is made pursuant to paragraph 4(a) or 4(b) hereof;

                                    (iv) shares of Common Stock issued or
issuable pursuant to the acquisition of another entity by the Company by merger, purchase of stock, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Directors;

                                    (v) shares of Common Stock issued or
issuable to banks, equipment lessors or other financial institutions pursuant to a debt financing or commercial leasing transaction that is not effected primarily for capital raising purposes and that is approved by the Board of Directors;

                                    (vi) shares of Common Stock issued or
issuable in connection with sponsored collaboration, marketing or other similar strategic agreements or strategic partnerships approved by the Board of Directors; and

                                    (vii) shares of Common Stock issued or
issuable to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors.

                           (d) Calculations. All calculations under this
                               ------------
Section 4 shall be made to the nearest cent or the nearest 1/100th of a share,
---------
as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

                           (e) Warrant Shares. The Company covenants and
                               --------------
agrees that all Warrant Shares which may be issued will, upon issuance, be validly issued, fully paid, and non-assessable. The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant in full.

                 Section 5.

                                    Notice of Adjustments. Upon the occurrence
                                    ---------------------
of each adjustment pursuant to Section 4, the Company at its expense will
                               ---------
promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price, describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. When any such adjustment is required to be made, the Company will promptly, but in any event no later than ten (10) days after said adjustment, notify the Holder of the event giving rise to such adjustment and deliver a copy of each such certificate to the Holder.

                  Section 6.

                                    Registration Rights. The Holder shall be
                                    -------------------
entitled to registration rights with respect to the Warrant Shares as set forth in the Subscription Agreement by and among the Company and the purchasers set forth on Schedule A thereto, dated June 1, 2009 (the "Subscription Agreement"). If the Company enters into an Investors Rights Agreement or other agreement granting registration rights which are superior to, or additional to, the registration rights set forth in the Subscription Agreement at any time while this Warrant is outstanding, Holder shall be entitled to the registration rights provided for in that agreement. For purposes of the second to last sentence of Section 6(f) of the Subscription Agreement, the "aggregate purchase price paid by such Subscriber pursuant to this Subscription Agreement for any Registrable Securities", with respect to the Warrant Shares and the Secured Promissory Note pursuant to which this Warrant was issued shall be Five Hundred Thousand Dollars ($500,000).

                  Section 7.

                                    No Stockholder Rights. This Warrant shall
                                    ---------------------
not entitle Holder to any voting rights or other rights as a stockholder of the Company.

                  Section 8.

                                    Transfer of Securities.
                                    ----------------------

                           (a) This Warrant and the Warrant Shares and any
shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon, or otherwise, shall not be transferable except upon compliance with the provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and applicable state securities laws with respect to the transfer of such securities. The Holder, by acceptance of this Warrant, agrees to be bound by the provisions this Section 8 hereof and to indemnify and hold harmless the
                    ---------
Company against any loss or liability arising from the disposition of this Warrant or the Warrant Shares issuable upon exercise hereof or any interest in either thereof in violation of the provisions of this Warrant.

                           (b) Each certificate for the Warrant Shares and any
shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon, or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

"THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE FORM AND SUBSTANCE OF WHICH IS ACCEPTABLE TO THE ISSUER."

                  Section 9.

                                    Replacement of Warrant. If this Warrant is
                                    ----------------------
mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a new warrant (the "NEW WARRANT"), but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable bond or indemnity, if requested.

                  Section 10.

                                    Miscellaneous.
                                    -------------

                           (a) The terms of this Warrant shall be binding upon
and shall inure to the benefit of any successors or permitted assigns of the Company and the Holder.

                           (b) Except as otherwise provided herein, this
Warrant and all rights hereunder are transferable by the registered holder hereof in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant, properly endorsed, to the Company. The Company may deem and treat the registered holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

                           (c) Notwithstanding any provision herein to the
contrary, the Holder may not exercise, sell, transfer, or otherwise assign this Warrant unless the Company is provided with an opinion of counsel satisfactory in form and substance to the Company, to the effect that such exercise, sale, transfer, or assignment would not violate the Securities Act or applicable state securities laws.

                           (d) All notices, demands, requests, consents,
approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Merriman Curhan Ford Group, Inc., 600 California Street, 9th Floor, San Francisco, California 94108, Attention:
Chief Financial Officer, telecopier: (415) 415-248-5690, (ii) if to the Holder to: the address and telecopier number indicated in the Company's records, as may be updated in accordance with the provisions hereof.

                           (e) This Warrant shall be governed by and construed
in accordance with the laws of the State of California without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts of State of California located in the city and county of San Francisco or in the federal courts located in the city and county of San Francisco, California. THE PARTIES AND THE INDIVIDUALS EXECUTING THIS WARRANT AND OTHER AGREEMENTS REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH ON BEHALF OF THE COMPANY AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Warrant or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

                           (f) The headings herein are for convenience only,
do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

                           (g) In case any one or more of the provisions of
this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

             [The remainder of this page intentionally left blank]

                                SIGNATURE PAGE
                                      TO
                       MERRIMAN CURHAN FORD GROUP, INC.

                         COMMON STOCK PURCHASE WARRANT

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its name by its duly authorized officers under seal, and to be dated as of the date first above written.


                                       MERRIMAN CURHAN FORD GROUP, INC.

                                       By:    /s/ D. Jonathan Merriman
                                              --------------------------------
                                              Name: D. Jonathan Merriman
                                              Title:  Chief Executive Officer


              [Signature Page to Merriman Curhan Ford Group, Inc.
                        Common Stock Purchase Warrant]

                                  ASSIGNMENT

         (To be Executed by the Holder to effect a transfer of the foregoing Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, and assigns and transfers unto ______________________ the foregoing Warrant and the rights represented thereto to purchase shares of Common Stock, par value $0.0001 per share, of MERRIMAN CURHAN FORD GROUP, INC. in accordance with terms and conditions thereof, and does hereby irrevocably constitute and appoint ________________ Attorney to transfer the said Warrant on the books of the Company, with full power of substitution.


             Holder:


             --------------------------------------------


             --------------------------------------------

             Address

             Dated: __________________, 20__

             In the presence of:


             --------------------------------------------

                              NOTICE OF EXERCISE

         [To be signed only upon exercise of Warrant]

To:
         MERRIMAN CURHAN FORD GROUP, INC.

         The undersigned Holder of the attached Warrant hereby irrevocably elects to exercise the Warrant for, and to purchase thereunder, _________ shares of Common Stock, par value $0.0001 per share, of MERRIMAN CURHAN FORD GROUP, INC., issuable upon exercise of said Warrant and hereby surrenders said Warrant.

         The undersigned herewith requests that the certificates for such shares be issued in the name of, and delivered to the undersigned, whose address is ________________________________.



If electronic book entry transfer, complete the following:

         Account Number:  ____________________________

         Transaction Code Number: _____________________

Dated: ___________________


                                    Holder:


                                    ------------------------------------------


                                    ------------------------------------------


                                    By:
                                         -------------------------------------
                                         Name:
                                         Title:


                                    NOTICE

         The signature above must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.